Exhibit 10.2(a)(ii)

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment”) made as of this 16th day of April, 2008 to the employment agreement dated as of January 30, 2005, as amended (the “Employment Agreement”), among Finlay Enterprises, Inc., a Delaware corporation (the “Parent”), Finlay Fine Jewelry Corporation, a Delaware corporation (the “Operating Company”), and Arthur E. Reiner (the “Executive”). The Parent and the Operating Company are hereinafter referred to at times collectively as the “Company”.

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, effective as of April 16, 2008, the Employment Agreement is hereby amended as follows:

1. A new Subsection (h) shall be added to the end of Section 4 of the Employment Agreement to read as follows:

“(h)(i) Notwithstanding anything herein to the contrary, effective solely with respect to the 2008 Fiscal Year, in lieu of the Cash Incentive Compensation otherwise described in this Section 4, the Executive shall be eligible to receive Cash Incentive Compensation pursuant to the terms of the Company’s 2008 bonus pool established under the Parent’s 2007 Cash Bonus Plan (the “Bonus Plan”), which Cash Incentive Compensation shall be subject to the terms and conditions of the Bonus Plan, including the limitation set forth in Section 5.2 thereof.

(ii) Without limiting the generality of the foregoing, the overall amount of the 2008 bonus pool shall be based on the achievement by the Operating Company of the target level of EBITA (as defined in paragraph (f) above) (on a FIFO basis) for the 2008 Fiscal Year as follows:

(A) If EBITA (on a FIFO basis) is less than or equal to 100% of the target level, then the bonus pool is zero;

(B) If EBITA (on a FIFO basis) exceeds 100% of the target level, the bonus pool consists of the following:

(1) 100% of the amount by which EBITA exceeds 100% of the target level up to $2 million;

(2) 50% of the amount by which EBITA exceeds 100% of the target level from $2 million to $3 million; and

(3) 25% of the amount by which EBITA exceeds 100% of the target level above $3 million.

(iii) The Executive consents to the changes contained herein and agrees that he will not assert Good Reason (as defined in Section 10(c)(iii) hereof) in connection with the changes to Section 4, as contemplated herein”

2. Subsection 10(c)(iii)(B) shall be amended in its entirety to read as follows:

“(B) A reduction by the Company in Executive’s Base Salary or Incentive Compensation opportunity described in Section 4 (except as permitted under Section 4(h) solely with respect to the 2008 Fiscal Year) or in the Restricted Time-Based Bonus opportunity described in Section 6;”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 25th day of April, 2008.

EXECUTIVE
/s/ Arthur E. Reiner
Arthur E. Reiner

FINLAY ENTERPRISES, INC.
By:	/s/ Joseph M. Melvin
Title:	Executive Vice President

FINLAY FINE JEWELRY CORPORATION
By:	/s/ Joseph M. Melvin
Title:	President